UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-A12B/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Polaris Industries Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	41-1790959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 Highway 55, Medina MN	55340
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Share Purchase Rights	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None.

This Amendment No. 2 to Form 8-A hereby supplements and amends Items 1 and 2 of its Registration Statement on Form 8-A (File No. 001-11411) filed by Polaris Industries Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 25, 2000 (the “Original Registration Statement”), as previously supplemented and amended by its Registration Statement on Form 8-A/A filed with the SEC on April 30, 2010 (the “First Amended Registration Statement” and, together with the Original Registration Statement, the “Registration Statement”). Unless otherwise indicated, each capitalized term used but not defined herein has the meaning assigned to such term in the Rights Agreement, dated as of May 18, 2000 (the “Original Rights Agreement”), between the Company and Wells Fargo Bank, National Association (fka Norwest Bank Minnesota, N.A.), as rights agent, as it was amended by the Amended and Restated Rights Agreement, dated as of April 29, 2010 (the “First Amendment”), and the subsequent Amendment to Amended and Restated Rights Agreement, dated as of April 10, 2017 (the “Second Amendment” and, together with the Original Rights Agreement and the First Amendment, the “Rights Agreement”).

Item 1.	Description of Registrant’s Securities to Be Registered.

The Company hereby amends and supplements Item 1 of the Registration Statement to reflect the following developments with respect to its Preferred Share Purchase Rights (the “Rights”):

On April 10, 2017, the Company and the Rights Agent entered into the Second Amendment, which changes the final expiration date of the Rights Agreement from April 29, 2020 to April 14, 2014.  Accordingly, the Rights granted under the Rights Agreement expired at the close of business on April 14, 2017, and the Rights Agreement has been terminated and is of no further force and effect.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to (i) the  Second Amendment, which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 10, 2017, (ii) the First Amendment, which was filed as Exhibit 4.1 to the Form 8-A/A filed with the SEC on April 30, 2010, and (iii) the Original Rights Agreement, which was filed as Exhibit 4.1 to the Form 8-A filed with the SEC on May 25, 2000, each of which is incorporated herein by reference.

Item 2.	Exhibits.

The Company hereby amends and restates Item 2 of the Original Registration Statement, in its entirety, as follows:

4.1
Amendment to Amended and Restated Rights Agreement, dated as of April 10, 2017, between Polaris Industries Inc. and Wells Fargo Bank, National Association, as rights agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on April 10, 2017).

4.2
Amended and Restated Rights Agreement, dated as of April 29, 2010, between Polaris Industries Inc. and Wells Fargo Bank, National Association (fka Norwest Bank Minnesota, N.A.), as rights agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-A/A filed on April 30, 2010).

4.3
Rights Agreement, dated as of May 18, 2000, between Polaris Industries Inc. and Norwest Bank Minnesota, N.A., as rights agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-A filed on May 25, 2000).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 16, 2017

POLARIS INDUSTRIES INC.
(a Minnesota Corporation)

By	/s/Michael T. Speetzen
Michael T. Speetzen
Executive Vice President – Finance and
Chief Financial Officer of Polaris Industries Inc.

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amendment to Amended and Restated Rights Agreement, dated as of April 10, 2017, between Polaris Industries Inc. and Wells Fargo Bank, National Association, as rights agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on April 10, 2017).

4.2
Amended and Restated Rights Agreement, dated as of April 29, 2010, between Polaris Industries Inc. and Wells Fargo Bank, National Association (fka Norwest Bank Minnesota, N.A.), as rights agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-A/A filed on April 30, 2010).

4.3
Rights Agreement, dated as of May 18, 2000, between Polaris Industries Inc. and Norwest Bank Minnesota, N.A., as rights agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-A filed on May 25, 2000).